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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

                                          Percentage        State
Subsidiaries                                 Owned     of Incorporation
----------------------------------------  -----------  ----------------

Sandy Spring Capital Trust I                  100%         Delaware

Sandy Spring National Bank of Maryland        100%         United States

Sandy Spring Insurance Corporation (1)        100%         Maryland

Sandy Spring Mortgage Corporation (1)         100%         Maryland

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(1) 100% owned by Sandy Spring National Bank of Maryland.